Exhibit 99.1
Freshpet, Inc. Reports Second Quarter 2024 Financial Results
Significant Profitability and Operating Cash Flow Improvement
Second Quarter 2024 Net Sales Driven Entirely by Volume Growth
Company Raises 2024 Net Sales and Adjusted EBITDA Guidance
Bedminster, N.J. – August 5, 2024 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its second quarter ended June 30, 2024.
Second Quarter 2024 Financial Highlights Compared to Prior Year Period
•Net sales of $235.3 million, an increase of 28.3%.
•Net loss of $1.7 million, compared to the prior year period net loss of $17.0 million.
•Gross margin of 39.9%, compared to the prior year period of 32.3%.
•Adjusted Gross Margin of 45.9%, compared to the prior year period of 39.8%.1
•Adjusted EBITDA of $35.1 million, compared to the prior year period of $9.0 million.1
"Freshpet is delivering disciplined growth. That has enabled us to significantly improve profitability while continuing to deliver category-leading net sales growth. The momentum we have today gives us even greater confidence in our ability to achieve our 2027 targets, a number of which we have already exceeded,” commented Billy Cyr, Freshpet’s Chief Executive Officer. “We are raising our net sales and Adjusted EBITDA guidance for the year to reflect our outperformance in the first half, as well as our conviction in our ability to execute in the second half of the year. If we continue to deliver the kind of disciplined growth we have achieved so far this year, we believe we will create meaningful shareholder value in a way that serves pets, people, and the planet."
Second Quarter 2024
Net sales increased 28.3% to $235.3 million for the second quarter of 2024 compared to $183.3 million for the prior year period. The increase in net sales was entirely driven by volume gains of 28.3%.
Gross profit was $94.0 million, or 39.9% as a percentage of net sales, for the second quarter of 2024, compared to $59.2 million, or 32.3% as a percentage of net sales, for the prior year period. The increase in reported gross profit as a percentage of net sales was primarily due to lower input costs, reduced quality costs, and improved leverage on plant expenses. For the second quarter of 2024, Adjusted Gross Profit was $108.0 million, or 45.9% as a percentage of net sales, compared to $73.0 million, or 39.8% as a percentage of net sales, for the prior year period.1
Selling, general and administrative expenses (“SG&A”) were $95.7 million for the second quarter of 2024 compared to $76.0 million for the prior year period. As a percentage of net sales, SG&A decreased to 40.7% for the second quarter of 2024 compared to 41.5% for the prior year period. SG&A as a percentage of net sales decreased by 80 basis points, primarily due to reduced logistics costs and media as a percentage of net sales, offset by higher share-based compensation. Adjusted SG&A for the second quarter of 2024 was $72.9 million, or 31.0% as a percentage of net sales, compared to $64.0 million, or 34.9% as a percentage of net sales, for the prior year period.1
Net loss was $1.7 million for the second quarter of 2024 compared to net loss of $17.0 million for the prior year period. The decrease in net loss was due to contribution from higher sales, improved gross margin, and reduced logistics costs as a percentage of net sales, partially offset by increased SG&A expenses.

1Adjusted Gross Margin, Adjusted Gross Profit, Adjusted SG&A and Adjusted EBITDA are non-GAAP financial measures. See "Non-GAAP Measures" for how the Company defines these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

Adjusted EBITDA was $35.1 million for the second quarter of 2024 compared to $9.0 million for the prior year period.1 The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit partially offset by higher Adjusted SG&A expenses.
First Six Months of 2024
Net sales increased 30.9% to $459.1 million for the first six months of 2024 compared to $350.9 million for the prior year period. The increase in net sales was primarily driven by volume gains of 29.4%.
Gross profit was $182.1 million, or 39.7% as a percentage of net sales, for the first six months of 2024, compared to $110.0 million, or 31.4% as a percentage of net sales, for the prior year period. The increase in reported gross profit as a percentage of net sales was primarily due to lower input costs, reduced quality costs, and improved leverage on plant expenses. For the first six months of 2024, Adjusted Gross Profit was $209.5 million, or 45.6% as a percentage of net sales, compared to $137.5 million, or 39.2% as a percentage of net sales, for the prior year period.1
Selling, general and administrative expenses (“SG&A”) were $175.4 million for the first six months of 2024 compared to $148.3 million for the prior year period. As a percentage of net sales, SG&A decreased to 38.2% for the first six months of 2024 compared to 42.3% for the prior year period. SG&A as a percentage of net sales decreased by 410 basis points, primarily due to reduced logistics costs and media as a percentage of net sales, offset by higher share-based compensation. Adjusted SG&A for the first six months of 2024 was $143.8 million, or 31.3% as a percentage of net sales, compared to $125.5 million, or 35.8% as a percentage of net sales, for the prior year period.1
Net income was $16.9 million for the first six months of 2024 compared to a net loss of $41.7 million for the prior year period. The improvement in net income was due to contribution from higher sales, improved gross margin, reduced logistics costs as a percentage of net sales, and gain on equity investment, partially offset by increased SG&A expenses.
Adjusted EBITDA was $65.7 million for the first six months of 2024, compared to $12.0 million for the prior year period.1 The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit partially offset by higher Adjusted SG&A expenses.
Balance Sheet
As of June 30, 2024, the Company had cash and cash equivalents of $251.7 million with $394.1 million of debt outstanding net of $8.4 million of unamortized debt issuance costs. For the six months ended June 30, 2024, cash from operations was $47.8 million, an increase of $48.1 million compared to the prior year period.
The Company will utilize its balance sheet to support its ongoing capital needs in connection with its long-term capacity plan.
Outlook
For full year 2024, the Company is updating its guidance and now expects the following:
•Net sales of at least $965 million, an increase of at least 26% from 2023, compared to at least $950 million in the previous guidance;
•Adjusted EBITDA of at least $140 million, compared to at least $120 million in the previous guidance; and
•Capital expenditures of ~$200 million, compared to ~$210 million in the previous guidance.
The Company does not provide guidance for net income (loss), the U.S. GAAP measure most directly comparable to Adjusted EBITDA, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income (loss) metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income (loss) and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company's control and may vary greatly between periods and could significantly impact future results.

Conference Call & Earnings Presentation Webcast Information
As previously announced, today, August 5, 2024, the Company will host a conference call beginning at 8:00 a.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.
A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 12:00 p.m. Eastern Time today through August 19, 2024. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13747795.
About Freshpet
Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.
Our foods are available in select grocery, mass, digital, pet specialty, and club retailers across the United States, Canada and Europe. From the care we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.
Connect with Freshpet:
https://www.facebook.com/Freshpet
https://x.com/Freshpet
http://instagram.com/Freshpet
http://pinterest.com/Freshpet
https://www.tiktok.com/@Freshpet
https://www.youtube.com/user/freshpet400
Forward Looking Statements
Certain statements in this release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to achieve our 2027 targets, create meaningful shareholder value, and guidance with respect to 2024 net sales, Adjusted EBITDA and capital expenditures. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties which could cause actual results, performance, and achievements to differ materially from those stated or implied by the forward-looking statements described herein, including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures
Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the U.S. GAAP reported measures, should not be considered replacements for, or superior to, the U.S. GAAP measures and may not be comparable to similarly named measures used by other companies.
•Adjusted Gross Profit
•Adjusted Gross Profit as a percentage of net sales (Adjusted Gross Margin)
•Adjusted SG&A Expenses
•Adjusted SG&A Expenses as a percentage of net sales
•EBITDA
•Adjusted EBITDA
•Adjusted EBITDA as a percentage of net sales
Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, non-cash share-based compensation and loss on disposal of manufacturing equipment.
Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, implementation and other costs associated with the implementation of an enterprise resource planning ("ERP") system, fees related to the capped call transactions, loss on disposal of equipment, and advisory fees related to activism engagement.
EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense net of interest income, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss on equity method investment, gain on equity investment, non-cash share-based compensation expense, implementation and other costs associated with the implementation of an ERP system, loss on disposal of property, plant and equipment, fees related to the capped call transactions, and advisory fees related to activism engagement.
Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable U.S. GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable U.S. GAAP measures or any other figure calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance.
Investor Contact:
Rachel Ulsh
Rulsh@freshpet.com
Media Contact:
Press@freshpet.com

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share data)

	June 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$251,699	$296,871
Accounts receivable, net of allowance for doubtful accounts	68,156	56,754
Inventories, net	73,252	63,238
Prepaid expenses	8,566	7,615
Other current assets	3,547	2,841
Total Current Assets	405,220	427,319
Property, plant and equipment, net	1,032,730	979,164
Deposits on equipment	1,109	1,895
Operating lease right of use assets	2,851	3,616
Long term investment in equity securities	33,446	23,528
Other assets	30,975	28,899
Total Assets	$1,506,331	$1,464,421
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$34,051	$36,096
Accrued expenses	52,884	49,816
Current operating lease liabilities	1,034	1,312
Current finance lease liabilities	2,031	1,998
Total Current Liabilities	$90,000	$89,222
Convertible senior notes	394,108	393,074
Long term operating lease liabilities	2,064	2,591
Long term finance lease liabilities	24,355	26,080
Total Liabilities	$510,527	$510,967
Commitments and contingencies	—	—
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 48,493 issued and 48,479 outstanding on June 30, 2024, and 48,277 issued and 48,263 outstanding on December 31, 2023	48	48
Additional paid-in capital	1,308,623	1,282,984
Accumulated deficit	(311,823)	(328,731)
Accumulated other comprehensive loss	(788)	(591)
Treasury stock, at cost — 14 shares on June 30, 2024 and on December 31, 2023	(256)	(256)
Total Stockholders' Equity	995,804	953,454
Total Liabilities and Stockholders' Equity	$1,506,331	$1,464,421

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(Unaudited, in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
NET SALES	$235,253	$183,331	$459,102	$350,853
COST OF GOODS SOLD	141,301	124,087	276,992	240,849
GROSS PROFIT	93,952	59,244	182,110	110,004
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	95,702	75,996	175,396	148,267
(LOSS) INCOME FROM OPERATIONS	(1,750)	(16,752)	6,714	(38,263)
OTHER INCOME (EXPENSES):
Interest and Other Income, net	2,861	4,108	6,195	5,055
Interest Expense	(2,751)	(3,329)	(5,811)	(6,501)
Gain on Equity Investment	—	—	9,918	—
	110	779	10,302	(1,446)
(LOSS) INCOME BEFORE INCOME TAXES	(1,640)	(15,972)	17,016	(39,708)
INCOME TAX EXPENSE	54	70	108	140
LOSS ON EQUITY METHOD INVESTMENT	—	910	—	1,890
(LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,694)	$(16,952)	$16,908	$(41,738)
OTHER COMPREHENSIVE LOSS:
Change in foreign currency translation	$(79)	$(2,039)	$(197)	$(2,033)
TOTAL OTHER COMPREHENSIVE LOSS	(79)	(2,039)	(197)	(2,033)
TOTAL COMPREHENSIVE (LOSS) INCOME	$(1,773)	$(18,991)	$16,711	$(43,771)
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.03)	$(0.35)	$0.35	$(0.87)
-DILUTED	$(0.03)	$(0.35)	$0.34	$(0.87)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
-BASIC	48,461	48,132	48,400	48,089
-DILUTED	48,461	48,132	50,154	48,089

FRESHPET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)

	For the Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$16,908	$(41,738)
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Provision for loss on accounts receivable	13	8
Loss on disposal of property, plant and equipment	286	464
Share-based compensation	25,755	16,862
Inventory obsolescence	699	—
Depreciation and amortization	33,324	28,930
Write-off and amortization of deferred financing costs and loan discount	1,035	3,034
Change in operating lease right of use asset	766	807
Loss on equity method investment	—	1,890
Gain on equity investment	(9,918)	—
Amortization of discount on short-term investments	—	(996)
Changes in operating assets and liabilities:
Accounts receivable	(11,407)	5,675
Inventories	(8,685)	(6,979)
Prepaid expenses and other current assets	(3,968)	(430)
Other assets	(1,240)	(3,762)
Accounts payable	(981)	(7,488)
Accrued expenses	6,069	4,529
Operating lease liability	(837)	(1,037)
Net cash flows provided by (used in) operating activities	47,819	(231)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	—	(113,441)
Acquisitions of property, plant and equipment, software and deposits on equipment	(94,795)	(102,507)
Net cash flows used in investing activities	(94,795)	(215,948)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options to purchase common stock	4,196	3,061
Tax withholdings related to net shares settlements of restricted stock units	(1,440)	(850)
Purchase of capped call options	—	(66,211)
Proceeds from issuance of convertible senior notes	—	393,518
Debt issuance costs	—	(2,026)
Principal payments under finance lease obligations	(952)	—
Net cash flows provided by financing activities	1,804	327,492
NET CHANGE IN CASH AND CASH EQUIVALENTS	(45,172)	111,313
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	296,871	132,735
CASH AND CASH EQUIVALENTS, END OF PERIOD	$251,699	$244,048

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023

	(Dollars in thousands)
Gross profit	$93,952	$59,244	$182,110	$110,004
Depreciation expense	11,827	10,618	22,502	21,339
Non-cash share-based compensation	2,220	3,161	4,841	6,117
Loss on disposal of manufacturing equipment	32	—	53	—
Adjusted Gross Profit	$108,031	$73,023	$209,506	$137,460
Adjusted Gross Profit as a % of Net Sales	45.9%	39.8%	45.6%	39.2%

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023

	(Dollars in thousands)
SG&A expenses	$95,702	$75,996	$175,396	$148,267
Depreciation and amortization expense	5,385	3,820	10,455	7,591
Non-cash share-based compensation (a)	17,313	5,286	20,913	10,745
Loss on disposal of equipment	104	196	233	464
Enterprise Resource Planning (b)	—	537	—	1,338
Capped Call Transactions fees (c)	—	—	—	113
Activism engagement (d)	—	2,241	—	2,630
Organization changes (e)	—	(67)	—	(67)
Adjusted SG&A Expenses	$72,900	$63,983	$143,795	$125,453
Adjusted SG&A Expenses as a % of Net Sales	31.0%	34.9%	31.3%	35.8%
(a)Includes true-ups to share-based compensation expense compared to prior periods. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents costs associated with the implementation of an ERP system.
(c)Represents fees associated with the Capped Call Transactions.
(d)Represents advisory fees related to activism engagement.
(e)Represents a true-up to transition costs related to the organization changes designed to support growth, including several changes in organizational structure designed to enhance capabilities and support long-term growth objectives.

FRESHPET, INC. AND SUBSIDIARIES
RECONCILIATION BETWEEN NET (LOSS) AND ADJUSTED EBITDA

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023

	(Dollars in thousands)
Net (loss) income	$(1,694)	$(16,952)	$16,908	$(41,738)
Depreciation and amortization	17,212	14,438	32,957	28,930
Interest income, net of interest expense	(110)	(779)	(384)	1,446
Income tax expense	54	70	108	140
EBITDA	15,462	(3,223)	49,589	(11,222)
Loss on equity method investment	—	910	—	1,890
Gain on equity investment	—	—	(9,918)	—
Loss on disposal of property, plant and equipment	136	196	286	464
Non-cash share-based compensation (a)	19,533	8,447	25,755	16,862
Enterprise Resource Planning (b)	—	537	—	1,338
Capped Call Transactions fees (c)	—	—	—	113
Activism engagement (d)	—	2,240	—	2,629
Organization changes (e)	—	(67)	—	(67)
Adjusted EBITDA	$35,131	$9,040	$65,712	$12,007
Adjusted EBITDA as a % of Net Sales	14.9%	4.9%	14.3%	3.4%
(a)Includes true-ups to share-based compensation expense compared to prior periods. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)Represents costs associated with the implementation of an ERP system.
(c)Represents fees associated with the Capped Call Transactions.
(d)Represents advisory fees related to activism engagement.
(e)Represents a true-up to transition costs related to the organization changes designed to support growth, including several changes in organizational structure designed to enhance capabilities and support long-term growth objectives.